Exhibit 32.1

NPTEST HOLDING CORPORATION

CERTIFICATION

The certification set forth below is being submitted in connection with the periodic report on Form 10-Q for the period ended March 31, 2004 (the “Report”) for the purpose of complying with Rule 13-a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Ashok Belani, the Chief Executive Officer and David Mullin, the Chief Financial Officer of NPTest Holding Corporation each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of NPTest Holding Corporation.

Date: May 13, 2004

/s/ Ashok Belani
Ashok Belani
Chief Executive Officer

/s/ David Mullin
David Mullin
Chief Financial Officer